Exhibit 99.1

NEWS

United Industrial Corporation’s Subsidiary AAI Corporation Acquires British Firm ESL Defence

UIC Contact:

James H. Perry

410-628-8786

perryj@aaicorp.com

HUNT VALLEY, Maryland, April 4, 2005 — United Industrial Corporation (NYSE: UIC) announced today that its wholly-owned subsidiary AAI Corporation completed the acquisition of ESL Defence Limited (ESL), an electronic warfare (EW) systems company based in the United Kingdom, on April 4, 2005.  The purchase price was approximately $10 million in cash.

Headquartered in Hamble, England, ESL is a world market leader in the design and production of electro-optic (EO) test and simulation products for use on flight lines and in aircraft maintenance facilities.  The simulators are used to assess the operational readiness of sophisticated missile warning and countermeasures self-protection systems used on military aircraft.  ESL’s EO simulators are also used at military test, evaluation, and training ranges to evaluate the effectiveness of new self-protection systems and to train pilots for combat readiness.

In addition, ESL specializes in EW related research, study, and in-service support activity for U.K. government agencies and prime contractors both in the United Kingdom and in the United States.

ESL’s EO test and training products have grown during the past year due to the accelerating use of EO defensive systems to protect aircraft from man-portable missile threats. The strong demand is expected to continue and should result in continued business growth.  ESL is expected to generate approximately $7 million in sales during the remainder of 2005 and be accretive to UIC’s results of operations.

“The ESL product line complements AAI’s EW test and training products,” said Frederick M. Strader, president and chief executive officer of UIC and AAI.  “The integration of AAI’s highly successful EW test and training products with ESL’s flight line test systems will allow us to broaden our sales distribution channels internationally and offer our customers a full range of support equipment to test the complete complement of EW sensors on military aircraft,” Strader explained.  “We are very pleased to welcome ESL’s management and employees to the AAI team,” Strader said.  “Our goal is to grow and expand the leadership position of the ESL and AAI electronic warfare support equipment product lines worldwide.”

United Industrial Corporation designs, produces, and supports defense systems. Its products and services include unmanned aerial vehicle systems, training and simulation systems, automated aircraft test and maintenance equipment, armament systems, logistical and engineering services, and other leading-edge technology solutions for defense needs.  The company also manufactures combustion equipment for biomass and refuse fuels.

For more information, visit www.unitedindustrial.com, www.aaicorp.com and www.esldefence.co.uk.

Except for the historical information contained herein, information set forth in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements, which include, but are not limited to, projections of revenues, earnings, segment performance, cash flows, and contract awards. These forward-looking statements are subject to risks and uncertainties, which could cause the company’s actual results or performance to differ materially from those expressed or implied in such statements. The company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.  For additional information about the company and its various risk factors, please see the company’s most recent annual report on Form 10-K as filed with the Securities and Exchange Commission.

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